EXHIBIT 10(tt)


                           CERTIFICATE OF DESIGNATION

                                       OF

                       PALOMAR MEDICAL TECHNOLOGIES, INC.

                           CERTIFICATE OF DESIGNATION
                                       OF
                      SERIES F CONVERTIBLE PREFERRED STOCK

             (Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware)

                                     ------

                  Palomar Medical Technologies, Inc., a Delaware corporation (the "Corporation"), in accordance with the provisions of Section 103 of the General Corporation Law of the State of Delaware (the "DGCL") DOES HEREBY
CERTIFY:

                  That pursuant to authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors of the Corporation, pursuant to a unanimous written consent of Directors dated July 12, 1996, adopted a resolution providing for the creation of a series of the Corporation's Preferred Stock, $.01 par value per share, which series is designated "Series F Convertible Preferred Stock", which resolution is as follows:

                  RESOLVED, that pursuant to authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, as amended, the Board of Directors does hereby provide for the creation of a series of the Preferred Stock, $.01 par value per share (hereafter called the "Preferred Stock"), of the Corporation, and to the extent that the voting powers and the designations, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations or restrictions of such rights have not been set forth in the Certificate of Incorporation, as amended, of the Corporation, does hereby fix the same as follows:








                      SERIES F CONVERTIBLE PREFERRED STOCK

                  SECTION 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series F Convertible Preferred Stock" (the "Series F Convertible Preferred Stock"), and the number of shares constituting the Series F Convertible Preferred Stock shall be 6,000.

                  SECTION 2. STATED CAPITAL. The amount to be represented in stated capital at all times for each share of Series F Convertible Preferred Stock shall be the sum of (i) $60.00, (ii) to the extent legally available, the accrued but unpaid dividends on such share of Series F Convertible Preferred Stock, and (iii) to be determined on at least a quarterly basis, an amount equal to the accrued and unpaid interest on dividends in arrears through the date of determination (as provided in Section 4).

                  SECTION 3. RANK. All Series F Convertible Preferred Stock shall rank (i) senior to the Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and (ii) on a parity with the Series A Convertible Preferred Stock, $.01 par value per share, the Series B Convertible Preferred Stock, $.01 par value per share, the Series C Convertible Preferred Stock, $.01 par value per share, the Series D Convertible Preferred Stock, $.01 par value per share, the Series E Convertible Preferred Stock, $.01 par value per share, the Series I Class A Preference Shares, $.01 par value per share, and the Series II Class A Preference Shares, $.01 par value per share, of the Corporation, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

                  SECTION 4. DIVIDENDS AND DISTRIBUTIONS. The holders of shares of Series F Convertible Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors of the Corporation (the "Board of Directors" or the "Board") out of funds legally available for such purpose, dividends at the rate of 8% of the Per Share Price (as defined in Section 5) per annum per share during the first twelve (12) months after the date of original issuance, 6% of the Per Share Price per annum during the second twelve months after the date of original issuance and 4% of the Per Share Price per annum thereafter, and no more, which shall be fully cumulative, shall accrue without interest from the date of original issuance and shall be payable in cash quarterly on March 31, June 30, September 30 and December 31 of each year commencing September 30, 1996 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 20 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. The amount of the dividends payable per share of Series F Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends not paid on a payment date, whether or not such dividends have been declared, will bear interest at the rate of 10% per annum until paid. No dividends or other distributions, other than dividends payable solely in shares of Common Stock or other capital stock of the Corporation ranking junior as to dividends to the Series F


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Convertible Preferred Stock (collectively,  the "Junior Dividend Stock"),  shall be paid or set apart for payment on, and, except for the use of Common Stock to pay for the exercise price of stock options issued pursuant to the stock option plans of the Corporation and its subsidiaries, no purchase, redemption, or other acquisition shall be made by the Corporation of, any shares of Junior Dividend Stock unless and until all accrued and unpaid dividends on the Series F Convertible Preferred Stock and interest on dividends in arrears at the rate specified herein shall have been paid or declared and set apart for payment.

                  If at any time any dividend on any capital stock of the Corporation ranking senior as to dividends to the Series F Convertible Preferred Stock (the "Senior Dividend Stock") shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series F Convertible Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No dividends shall be paid or declared and set apart for payment on any class or series or the Corporation's capital stock ranking, as to dividends, on a parity with the Series F Convertible Preferred Stock (the "Parity Dividend Stock") for any period unless all accrued but unpaid dividends (and interest on dividends in arrears at the rate specified herein) have been, or contemporaneously are, paid or declared and set apart for such payment on the Series F Convertible Preferred Stock. No dividends shall be paid or declared and set apart for payment on the Series F Convertible Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series F Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series F Convertible Preferred Stock (and interest on dividends in arrears at the rate specified herein) and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series F Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series F Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

                  Any references to "distribution" contained in this Section 4 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

                  SECTION 5. LIQUIDATION PREFERENCE. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series F Convertible Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series F Convertible Preferred Stock equal to the sum of (i) all dividends accrued and unpaid thereon to the date of final distribution to such holders,
(ii) accrued and unpaid interest on dividends in arrears to the date of distribution, and (iii) $1,000.00 (the "Per Share Price" and collectively with the amounts described in clauses (i) and (ii) above, the "Liquidation Preference"), and no more, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series F Convertible Preferred Stock (collectively, the "Junior Liquidation Stock"); provided, however, that such rights shall accrue to the holders of Series F Convertible Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preference of the holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series F Convertible Preferred Stock (the "Senior Liquidation Stock") are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series F Convertible Preferred Stock and any other class or series of the Corporation's capital stock having parity as to liquidation rights with the Series F Convertible Preferred Stock (the "Parity Liquidation Stock") in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series F Convertible Preferred Stock and the Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution, or winding up of the Corporation.

                  SECTION 6. NO MANDATORY REDEMPTION. The shares of Series F Convertible Preferred Stock shall not be subject to mandatory redemption by the Corporation.

                  SECTION 7. NO SINKING FUND. The shares of Series F Convertible Preferred Stock shall not be subject to the operation of a purchase, retirement, or sinking fund.

                  SECTION 8. OPTIONAL REDEMPTION. So long as the Corporation is in compliance in all material respects with its obligations to the holders of shares of Series F Convertible Preferred Stock, the Corporation shall have the right, exercisable on not less than 10 days or more than 30 days written notice to the holders of record of the shares of Series F Convertible Preferred Stock to be redeemed, at any time after the sooner to occur of (i) three (3) years after the date of original issuance or (ii) such time as the closing bid price of the Common Stock shall exceed $16.80 per share (the "Alternative Minimum Redemption Price") for 60 or more consecutive trading days (provided that for purposes of this clause (ii), the closing bid price of the Common Stock shall exceed 16.80 on the day that the shares of Series F Convertible Preferred Stock are called for redemption) to redeem all of the shares or any part thereof not less than 1,000 shares (or such lesser number of shares of Series F Convertible Preferred Stock as shall remain outstanding at the time of exercise of such redemption right) of Series F Convertible Preferred Stock in accordance with this Section 8; provided that (i) the Corporation shall not exercise its right to redeem shares of Series F Convertible Preferred Stock prior to the Registration Effective Date (as hereinafter defined) and (ii) if within five (5) days of receipt of a Notice of Redemption (as hereinafter defined) Travelers (as hereinafter defined) shall notify the Corporation in writing that Travelers cannot exercise its right of conversion by reason of the operation of the proviso to the first sentence of Section 9(a) the Notice of Redemption shall not be effective as to any shares of Series F Preferred Stock owned by Travelers and the such shares shall no longer be entitled to the accrual and cumulation of dividends under Section 4. The Alternative Minimum Redemption Price shall be subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events. Any notice of redemption (a "Notice of Redemption") under this Section shall be delivered to the holders of the shares of Series F Convertible Preferred Stock at their addresses appearing on the records of the Corporation; provided, however, that any failure or defect in the giving of notice to any such holder shall not affect the validity of notice to or the redemption of shares of Series F Convertible Preferred Stock of any other holder. Any Notice of Redemption shall state (1) that the Corporation is exercising its right to redeem all or a portion of the outstanding shares of Series F Convertible Preferred Stock pursuant to this Section 8, (2) the number of shares of Series F Convertible Preferred Stock held by such holder which are to be redeemed, (3) the Redemption Price (as hereinafter defined) per share of Series F Convertible Preferred Stock to be redeemed, determined in accordance with this Section and (4) the date of redemption of such shares of Series F Convertible Preferred Stock, determined in accordance with this Section (the "Redemption Date"). On the Redemption Date, the Corporation shall make payment in immediately available funds of the applicable Redemption Price (as hereinafter defined) to each holder of shares of Series F Convertible Preferred Stock to be redeemed to or upon the order of such holder as specified by such holder in writing to the Corporation at least one business day prior to the Redemption Date. If the Corporation exercises its right to redeem all or a portion of the outstanding shares of Series F Convertible Preferred Stock, the Corporation shall make payment to the holders of the shares of Series F Convertible Preferred Stock to be redeemed in respect of each share of Series F Convertible Preferred Stock to be redeemed of an amount equal to the amount of the Liquidation Preference determined as of the applicable Redemption Date (the "Redemption Price"). Upon redemption of less than all of the shares of Series F Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Corporation, the Corporation shall issue a replacement certificate for the shares of Series F Convertible Preferred Stock which have not been redeemed. Only whole shares of Series F Convertible Preferred Stock may be redeemed. If the Corporation exercises its right to redeem less than all outstanding shares of Series F Convertible Preferred Stock, then such redemption shall be made, as nearly as practical, pro rata among the holders of record of the Series F Convertible Preferred Stock. Notwithstanding any other provision of this Certificate of Designations, no share of Series F Convertible Preferred Stock as to which the holder has exercised the right of conversion pursuant to Section 9 hereof may be redeemed by the Corporation on or after the date of exercise of such conversion right.

                  SECTION 9. CONVERSION.

                  (a) Conversion at Option of Holder. The holders of the Series F Convertible Preferred Stock may, upon surrender of the certificates therefor, convert any or all of their shares of Series F Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. Commencing on the date which is 20 days after the Registration Effective Date (as hereinafter defined) and at any time thereafter, each share of Series F Convertible Preferred Stock initially may be converted at the office of any transfer agent for the Series F Convertible
Preferred Stock, if any, the office of any transfer agent for the Common Stock or at such other office or offices, if any, as the Board of Directors may designate, into whole shares of Common Stock at the rate equal to the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (y) the sum of (i) the Conversion Amount, (ii) accrued but unpaid dividends to the Conversion Date, and (iii) accrued but unpaid interest on the dividends in arrears to the Conversion Date by (z) 80% of the daily mean average of the Closing Price of the Common Stock on the ten consecutive trading days immediately preceding the Conversion Date (but in no event shall the amount determined pursuant to this clause (z) be less than $10.00 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events) regardless of the actual amount otherwise determined pursuant to this clause (z)) or more than $16.00 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events) regardless of the actual amount otherwise determined pursuant to this clause (z), in each case subject to adjustment as hereinafter provided (the "Conversion Rate"); provided, however, that The Travelers Life Insurance Company ("Travelers") and any Travelers Person (as defined herein) shall only be entitled to convert any shares of Series F Convertible Preferred Stock from time to time to the extent that Travelers or such Travelers Person will, through such conversion, obtain that number of shares of Common Stock (the "Conversion Shares") that, together with shares of Common Stock directly or indirectly beneficially owned by Travelers, its subsidiaries and affiliated persons including persons serving as exclusive full time advisors of Travelers (each a "Travelers Person" and, collectively, "Travelers Persons"), would not result in direct and indirect beneficial ownership by all Travelers Persons that would exceed 10% of the outstanding shares of Common Stock, as calculated in accordance with Rule 16a-1(a)(1). For purposes of calculating the number of Conversion Shares, Travelers shall be entitled to use the outstanding number contained in the Company's most recent Quarterly Report on Form 10-QSB or Annual Report on Form 10-KSB in accordance with Rule 13D-1(e). For purposes of determining the number of Conversion Shares, the Company shall be entitled to rely, and shall be fully protected in relying, on any statement or representation made by Travelers to the Company without any obligation on the part of the Company to make any inquiry or investigation or to examine its records or the records of any transfer agent for the Common Stock to confirm such calculation. The "Conversion Price" shall be equal to the Conversion Amount divided by the Conversion Rate.

         Notwithstanding any other provision of this Section, the Corporation shall not be required to permit a conversion of shares of Series F Convertible Preferred Stock on any Conversion Date unless the aggregate number of shares of Series F Convertible Preferred Stock to be converted by all holders on such Conversion Date is 1,000 shares (or such lesser number of shares of Series F Convertible Preferred Stock as shall remain outstanding at the time of exercise of such conversion right).

                  (b) Certain Definitions.

                  As used herein, the "Closing Price" of any security on any date shall mean the closing bid price of such security on such date on the principal securities exchange on which such security is traded.

                  As used herein, the "Conversion Amount" initially shall be equal to $1,000, subject to adjustment as hereinafter provided.

                  As used herein, "Conversion Date" shall mean the date on which the notice of conversion is actually received by the Corporation, in case of a conversion at the option of the holder pursuant to Section 9(a).

                  As used herein, "Registration Effective Date" shall mean, with respect to any share of Series F Convertible Preferred Stock, the date on which the Registration Statement required to be filed by the Corporation pursuant to
Section 8 of the Securities Purchase Agreement, dated as of July 12, 1996, by and between the Corporation and The Travelers Insurance Company is first declared effective by the Securities and Exchange Commission.

                  (c) Other Provisions. Notwithstanding anything in this Section 9 to the contrary, no change in the Conversion Amount shall actually be made until the cumulative effect of the adjustments called for by this Section 9 since the date of the last change in the Conversion Amount would change the Conversion Amount by more than 1%. However, once the cumulative effect would result in such a change, then the Conversion Rate shall actually be changed to reflect all adjustments called for by this Section 9 and not previously made. Notwithstanding anything in this Section 9, no change in the Conversion Amount shall be made that would result in a Conversion Price of less than the par value of the Common Stock into which shares of Series F Convertible Preferred Stock are at the time convertible.

                  The holders of shares of Series F Convertible Preferred Stock at the close of business on the record date for any dividend payment to holders of Series F Convertible Preferred Stock shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof after such dividend payment record date or the Corporation's default in payment of the dividend due on such dividend payment date; provided, however, that shares of Series F Convertible Preferred Stock surrendered for conversion during the period between the close of business on any record date for a dividend payment and the opening of business on the corresponding dividend payment date must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date. A holder of shares of Series F Convertible Preferred Stock on a record date for a dividend payment who (or whose transferee) tenders any of such shares for conversion into shares of Common Stock on or after such dividend payment date will receive the dividend payable by the Corporation on such shares of Series F Convertible Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of Series F Convertible Preferred Stock for conversion. Except as provided above, no adjustment shall be made in respect of cash dividends on Common Stock or Series F Convertible Preferred Stock that may be accrued and unpaid at the date of surrender for conversion.

                  The right of the holders of Series F Convertible Preferred Stock to convert their shares shall be exercised by delivering to the Corporation or its agent, as provided above, a written notice, duly signed by or on behalf of the holder, stating the number of shares of Series F Convertible Preferred Stock to be converted. Promptly, but in no event later than 10 business days after delivery of a notice of conversion, such holder shall surrender for such purpose to the Corporation or its agent, as provided above, certificates representing shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer. If such holder shall fail to deliver certificates representing shares to be converted in such form on or prior to such tenth business day, such notice of conversion shall not be effective, unless otherwise agreed by the Corporation, but such failure shall not affect such holder's right to convert such shares at a date after the date such notice of conversion was given. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series F Convertible Preferred Stock being converted, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                  The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series F Convertible Preferred Stock outstanding upon the basis hereinbefore provided are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series F Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series F Convertible Preferred Stock on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series F Convertible Preferred Stock, the Corporation promptly shall seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  In case of any consolidation or merger of the Corporation with any other corporation (other than a wholly-owned subsidiary of the Corporation) in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series F Convertible Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series F Convertible Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of the number of shares of Common Stock into which such shares of Series F Convertible Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange. If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, cash, or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series F Convertible Preferred Stock the right to elect the securities, cash, or other assets into which the Series F Convertible Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

                  Upon surrender of certificates representing shares of Series F Convertible Preferred Stock for conversion, the Corporation shall issue and deliver to such person certificates for the Common Stock issuable upon such conversion within three business days after such surrender and the person converting shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash, or other assets as herein provided.

                  No fractional shares of Common Stock shall be issued upon conversion of Series F Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation at its option (a) may pay in cash an amount equal to the product of (i) the daily mean average of the Closing Price of a share of Common Stock on the ten consecutive trading days before the Conversion Date and
(ii) such fraction of a share or (b) may issue an additional share of Common Stock.

                  The "Closing Price" for each day shall be the closing price regular way on such day as reported on the New York Stock Exchange Composite Tape, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the closing bid price as reported on the Nasdaq Stock Market (or, if not so reported, the closing price), or, if not admitted for quotation on the Nasdaq Stock Market, the average of the high bid and low asked prices on such day as recorded by the National Association of Securities Dealers, Inc. through the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), or if the National Association of Securities Dealers, Inc. through NASDAQ shall not have reported any bid and asked prices for the Common Stock on such day, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation for such purposes, or, if no such bid and asked prices can be obtained from any such firm, the fair market value of one share of Common Stock on such day as determined in good faith by the Board of Directors. Such determination by the Board of Directors shall be conclusive.

                  The Conversion Amount shall be adjusted from time to time under certain circumstances, subject to the provisions of the first three sentences of the first paragraph of this Section 9(c), as follows:

                  (i) In case the Corporation shall issue rights or warrants to all holders of the Common Stock entitling such holders to subscribe for or purchase Common Stock on the record date referred to below at a price per share less than the average daily Closing Prices of the Common Stock on the 30 consecutive business days commencing 45 business days before the record date (the "Current Market Price"), then in each such case the Conversion Amount in effect on such record date shall be adjusted in accordance with the formula

         C1 = C x     O + N
                      -----
                 O  + N x P
                      -----
                        M

where

         C1     = the adjusted Conversion Amount
         C      = the current Conversion Amount
         O      = the number of shares of Common Stock outstanding on the record date.
         N      = the  number  of  additional  shares of Common  Stock  issuable pursuant to the exercise of such rights or warrants.
         P      = the  offering  price per share of the additional shares (which amount shall include amounts received by the Corporation in respect of the issuance and the exercise of such rights or warrants).
         M      = the Current  Market  Price  per  share of Common  Stock on the record date.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. If any or all such rights or warrants are not so issued or expire or terminate before being exercised, the Conversion Amount then in effect shall be readjusted appropriately.

                  (ii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Junior Stock (as hereinafter defined) evidences of its indebtedness or assets (including securities, but excluding any warrants or subscription rights referred to in subparagraph (i) above and any dividend or distribution paid in cash out of the retained earnings of the Corporation), then in each such case the Conversion Amount then in effect shall be adjusted in accordance with the formula

         C1 = C x    M
                   ----
                   M - F

where

         C1     = the adjusted Conversion Amount
         C      = the current Conversion Amount

         M      = the  Current  Market  Price  per share of Common  Stock on the record date mentioned  below.
         F      = the  aggregate  amount of such cash  dividend  and/or the fair market value on the record date of the assets or securities to be distributed divided by the number of shares of Common Stock outstanding on the record date. The Board of Directors shall determine such fair market value, which determination shall be conclusive.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution. For purposes of this subparagraph (ii), "Junior Stock" shall include any class of capital stock ranking junior as to dividends or upon liquidation to the Series F Convertible Preferred Stock.

                  (iii) All calculations hereunder shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

                  (iv) If at any time as a result of an adjustment made pursuant to the fifth paragraph of this Section 9(c), the holder of any Series F Convertible Preferred Stock thereafter surrendered for conversion shall become entitled to receive securities, cash, or assets other than Common Stock, the number or amount of such securities or property so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subparagraphs (i) to (iii) above.

                  Except as otherwise provided above in this Section 9, no adjustment in the Conversion Amount shall be made in respect of any conversion for share distributions or dividends theretofore declared and paid or payable on the Common Stock.

                  Whenever the Conversion Amount is adjusted, (i) the Corporation shall send to each transfer agent, if any, for the Series F
Convertible Preferred Stock and the Common Stock, and to the principal securities exchange, if any, on which the Series F Convertible Preferred Stock and the Common Stock is traded, or the Nasdaq Stock Market if the Series F Convertible Preferred Stock or the Common Stock is admitted for a quotation thereon, a statement signed by the Chairman of the Board, the President or any Vice-President of the Corporation and by its Treasurer or its Secretary or Assistant Secretary stating the adjusted Conversion Amount determined as provided in this Section 9, and any adjustment so evidenced, given in good faith, shall be binding upon all stockholders and upon the Corporation and (ii) the Corporation will give notice by mail to the holders of record of Series F Convertible Preferred Stock, which notice shall be made within 45 days after the effective date of such adjustment and shall state the adjustment and the Conversion Amount. Notwithstanding the foregoing notice provisions, failure by the Corporation to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Corporation.

                  Whenever the Corporation shall propose to take any of the actions specified in the fifth paragraph of this Section 9(c) or in subparagraphs (i) or (ii) of the ninth paragraph of this Section 9(c) which would result in any adjustment in the Conversion Amount under this Section 9(c), the Corporation shall cause a notice to be mailed at least 30 days prior to the date on which the books of the Corporation will close or on which a record will be taken for such action, to the holders of record of the outstanding Series F Convertible Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Corporation to mail the notice or any defect in such notice shall not affect the validity of the transaction.

                  Notwithstanding any other provision of this Section 9, no adjustment in the Conversion Amount need be made (a) for a transaction referred to in subparagraphs (i) or (ii) of the ninth paragraph of this Section 9(c) if holders of Series F Convertible Preferred Stock are to participate in the transaction or distribution on a basis and with notice that the Board of Directors determines to be fair to the holders of the Series F Convertible Preferred Stock and appropriate in light of the basis on which holders of the Common Stock or, in the case of a transaction referred to in said subparagraph
(ii), holders of Junior Stock participate in the transaction; (b) for sales of Common Stock pursuant to a plan for reinvestment of dividends and interest, provided that the purchase price in any such sale is at least equal to the fair market value of the Common Stock at the time of such purchase, or pursuant to any plan adopted by the Corporation for the benefit of its employees, directors, or consultants; or (c) after the Series F Convertible Preferred Stock becomes convertible into cash (no interest shall accrue on the cash).

                  SECTION 10. VOTING RIGHTS. Except as otherwise required by law, shares of Series F Convertible Preferred Stock shall not be entitled to vote on any matter.

                  The affirmative vote or consent of the holders of a majority of the outstanding shares of the Series F Convertible Preferred Stock, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Certificate of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series F Convertible Preferred Stock, or (2) the creation and issuance of any Senior Dividend Stock or Senior Liquidation Stock; provided, however, that any increase in the authorized preferred stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock and Junior Liquidation Stock or any other capital stock of the Corporation ranking on a parity with the Series F Convertible Preferred Stock shall be deemed not to affect materially and adversely such powers, preferences, or special rights.

                  SECTION 11. OUTSTANDING SHARES. For purposes of this Certificate of Designations, all shares of Series F Convertible Preferred Stock shall be deemed outstanding except (i) from the date of surrender of certificates representing shares of Series F Convertible Preferred Stock for conversion into Common Stock, all shares of Series F Convertible Preferred Stock converted into Common Stock; and (ii) from the date of registration of transfer, all shares of Series F Convertible Preferred Stock held of record by the
Corporation or any subsidiary or Affiliate (as defined herein) of the Corporation. For the purposes of this Certificate of Designations, "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation. "Control" is the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

         IN WITNESS WHEREOF, Palomar Medical Technologies, Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by David
A. Broadwin, its Assistant Secretary, this 12th day of July, 1996.



                                           By /s/ Dave A. Broadwin
                                              ----------------------------
                                                   David A. Broadwin
                                                  Assistant Secretary




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